                                                                    EXHIBIT 99.2
DATE:  July 24, 2003

FROM:                                       FOR:
Padilla Speer Beardsley Inc.                DURA Automotive Systems, Inc.
1101 West River Parkway                     2791 Research Drive
Minneapolis, Minnesota 55415                Rochester Hills, Michigan 48309

Tony Carideo (612) 455-1720                 David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


               DURA AUTOMOTIVE REPORTS SECOND QUARTER 2003 RESULTS

         ROCHESTER HILLS, Mich., July 24 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today reported revenues of $606.4 million for the quarter ended June 30, 2003, down 5 percent from the $638.4 million recorded in the prior-year period. Including a gain of $0.7 million from discontinued operations and a pretax facility consolidation charge of $1.8 million, net income for the quarter was $10.8 million, or $0.58 per diluted share, compared to a net loss of $8.0 million, or $0.37 per diluted share in the prior-year quarter. DURA's adjusted income from continuing operations for the quarter, which excludes facility consolidation charges, totaled $11.3 million, or $0.61 per diluted share, versus $22.6 million, or $1.16 per diluted share, in the prior-year quarter.

         "Our second quarter results were solid despite an anticipated weaker automotive market," said Larry Denton, president and chief executive officer of DURA Automotive. "In the second quarter we began multiple initiatives designed to boost our company's growth rate, including the acquisition of the Creation Group. Even though we expect continued softness in the third quarter, we will continue to aggressively execute our strategy to enhance DURA's competitive position, grow sales and earnings, and improve shareholder value."

         Revenue for the quarter was positively impacted by approximately $45.0 million due to the strengthening of the Euro versus the U.S. Dollar. As expected, based on the company's previously disclosed forecast, revenue and operating income were negatively affected by the weakening of the automotive and recreation vehicle production volumes and the run-out of the company's conventional window regulator business. Operating income totaled $37.5 million, a 27 percent decrease versus $51.5 million in the second quarter of 2002. SG&A for the quarter was 6.4 percent of sales and in line with the company's previous estimates.

         For the six months ended June 30, 2003, revenues decreased by $23.0 million to $1.2 billion compared to 2002. Operating income for the first half of 2003 decreased $22.5 million to $75.1 million compared to the first half of 2002 and net income increased $222.0 million to $20.0 million. During the first six months of 2003, cash generation resulted in a net debt reduction of $23.7 million.

         A conference call to review the second quarter results is scheduled today at 11 a.m. ET. Interested participants may listen to the live conference call or replay over the Internet by logging onto the investor relations section of the company's Web site, www.duraauto.com. A recording of this call also will be available until 6 p.m. ET on Wednesday, July 30, 2003, by dialing (303) 590-3000, passcode 544440.

ABOUT DURA AUTOMOTIVE SYSTEMS, INC.

         DURA Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of seating control systems, engineered assemblies, structural door modules and integrated glass systems for the global automotive industry. The company is also a leading supplier of similar products to the North American recreation and specialty vehicle markets. DURA sells its automotive products to every North American, Japanese and European original equipment manufacturer
(OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.

Use of Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" (a non-GAAP financial measure). Adjusted income from continuing operations represents income from continuing operations adjusted for facility consolidation and other charges, net and loss on early extinguishment of debt, net. Management believes that adjusted income from continuing operations is useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                               Three Months Ended                 Six Months Ended
                                                                    June 30,                          June 30,
                                                          ---------------------------      ----------------------------
                                                             2003            2002             2003             2002
                                                          -----------     -----------      -----------      -----------
Revenues                                                  $   606,430     $   638,383      $ 1,199,235      $ 1,222,241
Cost of sales                                                 528,172         544,893        1,044,548        1,049,319
                                                          -----------     -----------      -----------      -----------
  Gross profit                                                 78,258          93,490          154,687          172,922

Selling, general and administrative expenses                   38,900          34,360           77,435           67,375
Loss on early extinguishment of debt                                -           5,520                -            5,520
Facility consolidation and other charges                        1,758           1,863            2,024            1,863
Amortization expense                                               71             219              141              543
                                                          -----------     -----------      -----------      -----------
  Operating income                                             37,529          51,528           75,087           97,621

Interest expense, net                                          20,688          20,952           41,374           43,420
                                                          -----------     -----------      -----------      -----------

  Income from continuing operations before
     provision for income taxes and minority interest          16,841          30,576           33,713           54,201

Provision for income taxes                                      6,049          11,935           12,123           19,301

Minority interest - dividends on trust
   preferred securities, net                                      663             601            1,326            1,243
                                                          -----------     -----------      -----------      -----------

  Income from continuing operations                            10,129          18,040           20,264           33,657

Gain (loss) from discontinued operations, net                     711         (26,030)            (267)         (30,423)
                                                          -----------     -----------      -----------      -----------

  Income before accounting change                              10,840          (7,990)          19,997            3,234

Cumulative effect of change in accounting, net                      -               -                -         (205,192)
                                                          -----------     -----------      -----------      -----------

  Net income (loss)                                       $    10,840     $    (7,990)     $    19,997      $  (201,958)
                                                          ===========     ===========      ===========      ===========

Basic earnings (loss) per share:
  Income (loss) from continuing operations                $      0.55     $      1.00      $      1.11      $      1.88
  Discontinued operations                                        0.04           (1.45)           (0.02)           (1.70)
  Cumulative effect of change in accounting                         -               -                -           (11.48)
                                                          -----------     -----------      -----------      -----------
    Net income (loss)                                     $      0.59     $     (0.45)     $      1.09      $    (11.30)
                                                          ===========     ===========      ===========      ===========
Basic shares outstanding                                       18,290          17,935           18,275           17,875
                                                          ===========     ===========      ===========      ===========

Diluted earnings (loss) per share:
  Income (loss) from continuing operations                $      0.55     $      0.94      $      1.09      $      1.77
  Discontinued operations                                        0.03           (1.31)           (0.01)           (1.55)
  Cumulative effect of change in accounting                         -               -                -           (10.41)
                                                          -----------     -----------      -----------      -----------
    Net income (loss)                                     $      0.58     $     (0.37)     $      1.08      $    (10.19)
                                                          ===========     ===========      ===========      ===========
Diluted shares outstanding                                     19,691          19,913           19,674           19,706
                                                          ===========     ===========      ===========      ===========

Capital expenditures                                      $    10,631     $    11,085      $    19,862      $    24,611
Depreciation                                              $    18,143     $    17,393      $    37,402      $    34,463

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                   ADJUSTED INCOME FROM CONTINUING OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                     Three Months Ended             Six Months Ended
                                                          June 30,                      June 30,
                                                  -------------------------     -------------------------
                                                     2003           2002           2003          2002
                                                  ----------     ----------     ----------     ----------
Income from continuing operations                     10,129         18,040         20,264         33,657
Facility consolidation and other charges, net          1,125          1,118          1,295          1,118
Loss on early extinguishment of debt, net                  -          3,422              -          3,422
                                                  ----------     ----------     ----------     ----------
   Adjusted income from continuing operations     $   11,254     $   22,580     $   21,559     $   38,197
                                                  ==========     ==========     ==========     ==========


Basic earnings per share:
   Adjusted income from continuing operations     $     0.62     $     1.26     $     1.18     $     2.14
                                                  ==========     ==========     ==========     ==========
Basic shares outstanding                              18,290         17,935         18,275         17,875
                                                  ==========     ==========     ==========     ==========

Diluted earnings per share:
   Adjusted income from continuing operations     $     0.61     $     1.16     $     1.16     $     2.00
                                                  ==========     ==========     ==========     ==========
Diluted shares outstanding                            19,691         19,913         19,674         19,706
                                                  ==========     ==========     ==========     ==========

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                              June 30,       December 31,
                        Assets                                 2003             2002
                        ------                              -----------     -------------
                                                            (unaudited)
Current assets:
  Cash and cash equivalents                                 $   162,968      $   143,237
  Accounts receivable, net                                      316,649          245,615
  Inventories                                                   120,968          114,573
  Current portion of derivative instruments                      15,000 (a)       15,825 (a)
  Other current assets                                          119,181          103,875
  Current assets of discontinued operations                           -           32,041
                                                            -----------      -----------
    Total current assets                                        734,766          655,166
                                                            -----------      -----------

Property, plant and equipment, net                              448,775          444,479
Goodwill, net                                                   806,155          774,983
Noncurrent portion of derivative instruments                     22,712 (a)       14,698 (a)
Deferred income taxes and other assets, net                      45,431           47,607
                                                            -----------      -----------
                                                            $ 2,057,839      $ 1,936,933
                                                            ===========      ===========
        Liabilities and Stockholders' Investment
        ----------------------------------------

Current liabilities:
  Accounts payable                                          $   262,581      $   216,045
  Accrued liabilities                                           215,808          193,973
  Current maturities of long-term debt                            5,325            7,154
  Current liabilities of discontinued operations                      -           25,931
                                                            -----------      -----------
    Total current liabilities                                   483,714          443,103
                                                            -----------      -----------

Long-term debt, net of current maturities                       161,501          162,422
Senior notes                                                    350,000          350,000
Subordinated notes                                              566,370          556,632
Senior notes - derivative instrument adjustment                  37,712 (a)       30,523 (a)
Other noncurrent liabilities                                    135,376          134,201

Mandatorily redeemable convertible trust
  preferred securities                                           55,250           55,250
                                                            -----------      -----------

Stockholders' investment:
  Common stock - Class A                                            165              165
  Common stock - Class B                                             18               17
  Additional paid-in capital                                    347,399          347,065
  Treasury stock                                                 (1,975)          (1,974)
  Retained earnings                                            (107,406)        (127,403)
  Accumulated other comprehensive income (loss)                  29,715          (13,068)
                                                            -----------      -----------
    Total stockholders' investment                              267,916          204,802
                                                            -----------      -----------
                                                            $ 2,057,839      $ 1,936,933
                                                            ===========      ===========

(a) As required by SFAS 133, reflects fair value of interest rate swap contracts entered into in connection with the April 2002 Senior Notes offering.

                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                         2002 QUARTERLY INCOME STATEMENT
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                                                   For the Quarters Ended
                                                          ----------------------------------------------------------------------
                                                            March 31,           June 30,        September 30,       December 31,
                                                              2002               2002               2002               2002
                                                          -------------      -------------      -------------      -------------
Revenues                                                  $     583,858      $     638,383      $     561,540      $     576,542
Cost of sales                                                   504,426            544,893            487,252            498,450
                                                          -------------      -------------      -------------      -------------
   Gross profit                                                  79,432             93,490             74,288             78,092

Selling, general and administrative expenses                     33,015             34,360             35,175             33,021
Loss on early extinguisment of debt                                   -              5,520                  -                  -
Facility consolidation, product recall
   and other charges                                                  -              1,863                917             13,341
Amortization expense                                                324                219                214                232
                                                          -------------      -------------      -------------      -------------
   Operating income                                              46,093             51,528             37,982             31,498

Interest expense, net                                            22,468             20,952             20,995             19,493
                                                          -------------      -------------      -------------      -------------
   Income from continuing operations before provision
     for income taxes and minority interest                      23,625             30,576             16,987             12,005

Provision for income taxes                                        7,366             11,935              3,712             14,592
Minority interest - dividends on trust preferred
   securities, net                                                  642                601                622                621
                                                          -------------      -------------      -------------      -------------
   Income from continuing operations                             15,617             18,040             12,653             (3,208)

Loss from discontinued operations, net                           (4,393)           (26,030)            (8,701)           (87,457)
                                                          -------------      -------------      -------------      -------------
   Income (loss) before  accounting change                       11,224             (7,990)             3,952            (90,665)

Cumulative effect of change in accounting                      (205,192)                 -                  -                  -
                                                          -------------      -------------      -------------      -------------
   Net income (loss)                                      $    (193,968)     $      (7,990)     $       3,952      $     (90,665)
                                                          =============      =============      =============      =============

Basic earnings (loss) per share:
   Income from continuing operations                      $        0.88      $        1.00      $        0.69      $       (0.18)
   Discontinued operations                                        (0.25)             (1.45)             (0.47)             (4.79)
   Cumulative effect of change in accounting                     (11.52)                 -                  -                  -
                                                          -------------      -------------      -------------      -------------
     Net income (loss)                                    $      (10.89)     $       (0.45)     $        0.22      $       (4.97)
                                                          =============      =============      =============      =============
     Basic shares outstanding                                    17,814             17,935             18,257             18,241
                                                          =============      =============      =============      =============

Diluted earnings (loss) per share:
   Income from continuing operations                      $        0.83      $        0.94      $        0.67      $       (0.18)
   Discontinued operations                                        (0.22)             (1.31)             (0.44)             (4.79)
   Cumulative effect of change in accounting                     (10.52)                 -                  -                  -
                                                          -------------      -------------      -------------      -------------
     Net income (loss)                                    $       (9.91)     $       (0.37)     $        0.23      $       (4.97)
                                                          =============      =============      =============      =============
Diluted shares outstanding                                       19,499             19,913             19,948             18,241
                                                          =============      =============      =============      =============